   As filed with the Securities and Exchange Commission on February 12, 1998

                                                       Registration No. 33-56038

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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                            -----------------------------

                            POST-EFFECTIVE AMENDMENT NO. 6
                                          TO
                                       FORM S-1
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            -----------------------------

                                LAMONTS APPAREL, INC.
                (Exact name of Registrant as specified in its charter)

           DELAWARE                         5651               75-2076160
(State or other jurisdiction  (Primary standard industrial  (I.R.S. employer
      of incorporation          classification code number)  identification no.)
      or organization)

                            -----------------------------

                                LAMONTS APPAREL, INC.
                               12413 WILLOWS ROAD N.E.
                             KIRKLAND, WASHINGTON  98034
                                    (425) 814-5700
                 (Address, including zip code, and telephone number,
          including area code, of registrant's principal executive offices)

                                  DEBBIE BROWNFIELD
                                LAMONTS APPAREL, INC.
                               12413 WILLOWS ROAD N.E.
                             KIRKLAND, WASHINGTON  98034
                                    (206) 814-5461
                  (Name, address, including zip code, and telephone
                  number, including area code, of agent for service)

                                    -------------

                                      Copies to:

                              MICHAEL A. WORONOFF, ESQ.
                       SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                 300 S. GRAND AVENUE
                         LOS ANGELES, CALIFORNIA  90071-3144
                                    (213) 687-5000

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


Deregistration

     On January 31, 1998, all of the outstanding securities of Lamonts Apparel, Inc. (the "Company") registered under the Securities Act of 1933, as amended, were cancelled pursuant to the Company's bankruptcy plan which was confirmed by court order entered on December 18, 1997. As a result, this Post-Effective Amendment No. 6 is being filed to remove from registration all of the securities registered hereunder.

                                      SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kirkland, State of Washington, on February 12, 1998.


                                   LAMONTS APPAREL, INC.



                                   By:         /s/ ALAN R. SCHLESINGER
                                        ---------------------------------------
                                        Name:  Alan R. Schlesinger
                                        Title: Chairman of the Board, President
                                               and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration statement has been signed below by the following persons in the capacities and on the dates indicated.




        Signature                         Title                      Date
        ---------                         -----                      ----
  /s/ ALAN R. SCHLESINGER    Chairman of the Board,
  ------------------------     Chief Executive Officer
   Alan R. Schlesinger         and Director (Principal         February 12, 1998
                               Executive Officer)
   /s/ LOREN R. ROTHSCHILD
  ------------------------     Vice Chairman of the Board
   Loren R. Rothschild         and Director                    February 12, 1998

                             Executive Vice President,
  /s/ DEBBIE A. BROWNFIELD     Chief Financial Officer
  ------------------------     and Secretary (Principal        February 12, 1998
  Debbie A. Brownfield         Financial Officer and
                               Principal Accounting Officer)

    /s/ PAUL M. BUXBAUM
  ------------------------   Director                          February 12, 1998
  Paul M. Buxbaum

   /s/ STANFORD SPRINGEL
  ------------------------   Director                          February 12, 1998
  Stanford Springel


  ------------------------   Director                          February   , 1998
  John J. Wiesner
